                                                                    Exhibit 4.20


                     GUARANTOR TRADEMARK SECURITY AGREEMENT


                  This GUARANTOR TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of December 6, 2001, is entered into between MAJESTIC INVESTOR HOLDINGS, LLC, a Delaware limited liability company ("Guarantor"), and FOOTHILL CAPITAL CORPORATION, a California corporation ("Secured Party"), with reference to the following:

                  WHEREAS, Guarantor beneficially owns the Trademarks specified on Schedule A attached hereto (or any addendum thereto);

                  WHEREAS, Guarantor, Borrowers, and Secured Party are entering into that certain Loan and Security Agreement, dated as of the date hereof (as amended, modified, renewed or extended from time to time, the "Loan Agreement") pursuant to which Secured Party has agreed to make certain financial accommodations to Borrowers, and pursuant to which Borrowers have granted to Secured Party security interests in (among other things) certain of the general intangibles of Borrowers;

                  WHEREAS, in order to induce Secured Party to extend financial accommodations to Borrowers pursuant to the Loan Agreement and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Secured Party to Borrowers, whether pursuant to the Loan Agreement or otherwise, Guarantor has agreed to enter into this Agreement; and

                  WHEREAS, pursuant to the Loan Agreement and as one of the conditions to the obligations of Secured Party under the Loan Agreement, Guarantor has agreed to execute and deliver this Agreement to Secured Party for filing with the PTO and with any other relevant recording systems in any domestic jurisdiction, and as further evidence of and to effectuate Secured Party's existing security interest in Guarantor's trademarks and other general intangibles described herein.

                  NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantor hereby agrees in favor of Secured Party as follows:

                  1. Definitions; Interpretation.

                           (a) Certain Defined Terms. As used in this Agreement,
the following terms shall have the following meanings:

                  "Agreement" shall have the meaning ascribed to such term in the preamble of this Agreement.


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

                   "Borrowers" shall have the meaning ascribed to such term in the Loan Agreement.

                  "Guarantor" shall have the meaning ascribed to such term in the preamble to this Agreement.

                  "Loan Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

                  "Proceeds" shall mean whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Trademark Collateral, including "proceeds" as defined in the Code, and all proceeds of proceeds. Proceeds also shall include (i) any and all accounts, chattel paper, instruments, general intangibles, cash and other proceeds, payable to or for the account of Guarantor, from time to time in respect of any of the Trademark Collateral, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Guarantor from time to time with respect to any of the Trademark Collateral, (iii) any and all claims and payments (in any form whatsoever) made or due and payable to Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trademark Collateral by any Person acting under color of governmental authority, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Trademark Collateral or for or on account of any damage or injury to or conversion of any Trademark Collateral by any Person.

                  "PTO" shall mean the United States Patent and Trademark Office and any successor thereto.

                  "Secured Obligations" shall mean, with respect to Guarantor, all liabilities, obligations, or undertakings owing by Guarantor to Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Loan Agreement, any of the other Loan Documents, or this Agreement, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys' fees), and expenses which Borrowers are required to pay pursuant to any of the foregoing, by law, or otherwise.

                  "Secured Party" shall have the meaning ascribed to such term in the preamble of this Agreement.

                  "Trademark Collateral" shall have the meaning ascribed to such term in Section 2.

                  "Trademarks" shall have the meaning ascribed to such term in
Section 2.


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                  "United States" and "U.S." shall each mean the United States of America.

                           (b) Terms Defined in Code. Where applicable and
except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the Code.

                           (c) Interpretation. In this Agreement, except to the
extent the context otherwise requires:

                                    (i) Any reference to a Section or a Schedule
         is a reference to a section hereof, or a schedule hereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the section or subsection in which the reference appears.

                                    (ii) The words "hereof," "herein," "hereto,"
         "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause in which the respective word appears.

                                    (iii) The meaning of defined terms shall be
         equally applicable to both the singular and plural forms of the terms defined.

                                    (iv) The words "including," "includes" and
         "include" shall be deemed to be followed by the words "without limitation."

                                    (v) References to agreements and other
         contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

                                    (vi) References to statutes or regulations
         are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

                                    (vii) Any captions and headings are for
         convenience of reference only and shall not affect the construction of this Agreement.

                                    (viii) Capitalized words not otherwise
         defined herein shall have the respective meanings assigned to them in the Loan Agreement.

                                    (ix) In the event of a direct conflict
         between the terms and provisions of this Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict between this Agreement and the Loan Agreement that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion herein of additional


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         obligations on the part of Guarantor and supplemental rights and remedies in favor of Secured Party (whether under California law or applicable federal law), in each case in respect of the Trademark Collateral, shall not be deemed a conflict in the Loan Agreement.

                  2. Security Interest.

                           (a) Assignment and Grant of Security in respect of
the Secured Obligations. To secure the prompt payment and performance of the Secured Obligations, Guarantor hereby grants, assigns, transfers and conveys to Secured Party a continuing security interest in all of Guarantor's right, title and interest in and to the following property, whether now existing or hereafter acquired or arising and whether registered or unregistered (collectively, the "Trademark Collateral"):

                                    (i) all state (including common law) and
         federal trademarks, service marks and trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, together with and including all licenses therefor held by Guarantor, and all registrations and recordings thereof, and all applications filed or to be filed in connection therewith, including registrations and applications in the PTO, any State of the United States (but excluding each application to register any trademark, service mark, or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark) and all extensions or renewals thereof, including, without limitation, any of the foregoing identified on Schedule A hereto (as the same may be amended, modified or supplemented from time to time), and the right (but not the obligation) to register claims under any state or federal trademark law or regulation and to apply for, renew and extend any of the same, to sue or bring opposition or cancellation proceedings in the name of Guarantor or in the name of Secured Party for past, present or future infringement or unconsented use thereof, and all rights arising therefrom throughout the world (collectively, the "Trademarks");

                                    (ii) all claims, causes of action and rights
         to sue for past, present or future infringement or unconsented use of any Trademarks and all rights arising therefrom and pertaining thereto;

                                    (iii) all general intangibles related to or
         arising out of any of the Trademarks and all the goodwill of Guarantor's business symbolized by the Trademarks or associated therewith; and

                                    (iv) all Proceeds of any and all of the
         foregoing.


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                           The foregoing notwithstanding, the "Trademark
Collateral" shall not include any General Intangibles that are now or hereafter held by Guarantor as licensee, in the event that: (a) as a result of the grant of a security interest therein, Guarantor's rights in or with respect to such asset would be forfeited or would become terminable, or if Guarantor would be deemed to have breached or defaulted under the applicable license or other agreement; and (b) any such restriction is effective and enforceable under applicable law; provided, however, that the term "Trademark Collateral" shall include (1) any and all proceeds of such assets, and (2) such assets at any time that the restrictions in the license or other agreement are no longer effective and enforceable or at any time that the applicable licensor or other applicable party's consent is obtained to the grant of a security interest in and to such asset in favor of Secured Party.

                           (b) Continuing Security Interest. Guarantor hereby
agrees that this Agreement shall create a continuing security interest in the Trademark Collateral which shall remain in effect until terminated in accordance with Section 18.

                           (c) Incorporation into Loan Agreement. Without
limiting the foregoing, the Trademark Collateral described in this Agreement shall constitute part of the Collateral in the Loan Agreement.

                           (d) Licenses. Anything in this Agreement to the
contrary notwithstanding, Guarantor may license the Trademark Collateral as provided in the Loan Agreement subject to the security interests of Secured Party therein.

                  3. Further Assurances; Appointment of Secured Party as Attorney-in-Fact. Guarantor at its expense shall execute and deliver, or cause to be executed and delivered, to Secured Party any and all documents and instruments, in form and substance reasonably satisfactory to Secured Party, and take any and all action which Secured Party may reaasonably request from time to time, to perfect and continue the perfection or to maintain the priority of, or provide notice of the security interest in, the Trademark Collateral held by Secured Party and to accomplish the purposes of this Agreement. If Guarantor refuses to execute and deliver, or fails timely to execute and deliver, any of the documents it is requested to execute and deliver by Secured Party in accordance with the foregoing, Secured Party shall have the right, in the name of Guarantor, or in the name of Secured Party or otherwise, without notice to or assent by Guarantor, and Guarantor hereby irrevocably constitutes and appoints Secured Party (and any of Secured Party's officers or employees or agents designated by Secured Party) as Guarantor's true and lawful attorney-in-fact with full power and authority, (i) to sign the name of Guarantor on all or any of such documents or instruments and perform all other acts that Secured Party in the exercise of its Permitted Discretion deems necessary or advisable in order to perfect or continue the perfection of, maintain the priority or enforceability of or provide notice of the security interest in the Trademark Collateral held by Secured Party, and (ii) to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of Guarantor, which Secured Party may reasonably deem necessary or advisable to maintain, preserve and


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

protect the Trademark Collateral and to accomplish the purposes of this Agreement, including (A) after the occurrence and during the continuance of any Event of Default, to defend, settle, adjust or institute any action, suit or proceeding with respect to the Trademark Collateral, (B) after the occurrence and during the continuation of any Event of Default, to assert or retain any rights under any license agreement for any of the Trademark Collateral, and (C) after the occurrence and during the continuance of any Event of Default, to execute any and all applications, documents, papers and instruments for Secured Party to use the Trademark Collateral, to grant or issue any exclusive or non-exclusive license with respect to any Trademark Collateral, and to assign, convey or otherwise transfer title in or dispose of the Trademark Collateral. The power of attorney set forth in this Section 3, being coupled with an interest, is irrevocable so long as this Agreement shall not have terminated in accordance with Section 18; provided, however, that the foregoing power of attorney shall terminate when all of the Secured Obligations have been fully and finally repaid and performed and Secured Party's obligation to extend credit under the Loan Agreement is terminated.

                  4. Representations and Warranties. Guarantor represents and warrants to Secured Party, in each case to the best of its knowledge, information, and belief, as follows:

                           (a) No Other Trademarks. Schedule A sets forth, as of
the Closing Date, a true and correct list of all of the existing Trademarks of Guarantor that are registered, or for which any application for registration has been filed with the PTO or any corresponding or similar trademark office of any other U.S. jurisdiction, and that are owned or held (whether pursuant to a license or otherwise) and used by Guarantor.

                           (b) Trademarks Subsisting. Each of the Trademarks of
Guarantor listed on Schedule A is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of Guarantor's knowledge, each of the Trademarks set forth on Schedule A is valid and enforceable.

                           (c) Ownership of Trademark Collateral; No Violation.
(i) Guarantor has rights in and good and defensible title to the existing Trademark Collateral, (ii) with respect to the Trademark Collateral shown on Schedule A hereto as owned by it, Guarantor is the sole and exclusive owner thereof, free and clear of any Liens and rights of others (other than the security interest created hereunder and other than Permitted Liens), including licenses, registered user agreements and covenants by Guarantor not to sue third persons, and (iii) with respect to any Trademarks for which Guarantor is either a licensor or a licensee pursuant to a license or licensing agreement regarding such Trademark, each such license or licensing agreement is in full force and effect, Guarantor is not in material default of any of its obligations thereunder and, (i) other than the parties to such licenses or licensing agreements, or (ii) in the case of any non-exclusive license or license agreement entered into by Guarantor or any such licensor regarding such Trademark, the parties to any other such non-exclusive licenses or license agreements entered into by Guarantor or any such licensor with any other Person, no other Person has any rights in or to any of the Trademark


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Collateral. To the best of Guarantor's knowledge, the past, present and contemplated future use of the Trademark Collateral by Guarantor has not, does not and will not infringe upon or violate any right, privilege or license agreement of or with any other Person or give any such Person the right to terminate any such right, privilege or license agreement.

                           (d) No Infringement. To the best of Guarantor's
knowledge, (i) no material infringement or unauthorized use presently is being made of any of the Trademark Collateral by any Person, and (ii) the past, present, and contemplated future use of the Trademark Collateral by Guarantor has not, does not and will not infringe upon or violate any right, privilege, or license arrangement of or with any other Person or give such Person the right to terminate any such license arrangement.

                           (e) Powers. Guarantor has the unqualified right,
power and authority to pledge and to grant to Secured Party security interests in the Trademark Collateral pursuant to this Agreement, and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person except as already obtained.

                  5. Covenants. So long as this Agreement shall be in effect, Guarantor agrees: (i) that it will comply in all material respects with all of the covenants, terms and provisions of this Agreement, and (ii) that it will promptly give Secured Party written notice of the occurrence of any event that could have a material adverse effect on any of the Trademarks and the Trademark Collateral, including any petition under the Bankruptcy Code filed by or against any licensor of any of the Trademarks for which Guarantor is a licensee.

                  6. Future Rights. For so long as this Agreement shall be in effect, if and when Guarantor shall obtain rights to any new Trademarks, or any reissue, renewal or extension of any Trademarks, the provisions of Section 2 shall automatically apply thereto and the Guarantor shall give to Secured Party prompt notice thereof. Guarantor shall do all things reasonably deemed necessary by Secured Party in the exercise of its Permitted Discretion to ensure the validity, perfection, priority and enforceability of the security interests of Secured Party in such future acquired Trademark Collateral. If Guarantor refuses to execute and deliver, or fails timely to execute and deliver, any of the documents it is requested to execute and deliver by Secured Party in connection herewith, Guarantor hereby authorizes Secured Party to modify, amend or supplement the Schedules hereto and to re-execute this Agreement from time to time on Guarantor's behalf and as its attorney-in-fact to include any future Trademarks which are or become Trademark Collateral and to cause such re-executed Agreement or such modified, amended or supplemented Schedules to be filed with the PTO.

                  7. Duties of Secured Party. Notwithstanding any provision contained in this Agreement, Secured Party shall not have any duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Guarantor or any other Person for any failure to do so or delay in doing so. Except for the accounting for moneys actually


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received by Secured Party hereunder or in connection herewith, Secured Party shall not have any duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Trademark Collateral.

                  8. Events of Default. The occurrence of any "Event of Default" under the Loan Agreement, or any other Loan Document, as applicable, shall constitute an Event of Default hereunder.

                  9. Remedies. From and after the occurrence and during the continuation of an Event of Default, Secured Party shall have all rights and remedies available to it under the Loan Agreement and applicable law (which rights and remedies are cumulative) with respect to the security interests in any of the Trademark Collateral, the Collateral, or any other collateral. Guarantor hereby agrees that such rights and remedies include the right of Secured Party as a secured party to sell or otherwise dispose of the Trademark Collateral, the Collateral, or any other collateral after default, pursuant to the Code. Guarantor hereby agrees that Secured Party shall at all times have such royalty-free licenses, to the extent permitted by law and the Loan Documents, for any Trademark Collateral that is reasonably necessary to permit the exercise of any of Secured Party's rights or remedies upon or after the occurrence of (and during the continuance of) an Event of Default with respect to (among other things) any tangible asset of Guarantor in which Secured Party has a security interest, including Secured Party's rights to sell inventory, tooling or packaging which is acquired by Guarantor (or its successor, assignee or trustee in bankruptcy). In addition to and without limiting any of the foregoing, upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right but shall in no way be obligated to bring suit, or to take such other action as Secured Party, in the exercise of its Permitted Discretion, deems necessary, in the name of Guarantor or Secured Party, to enforce or protect any of the Trademark Collateral, in which event Guarantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party necessary to such enforcement. To the extent that Secured Party shall elect not to bring suit to enforce such Trademark Collateral, the Guarantor, in the exercise of its reasonable business judgment, agrees to use all reasonable measures and its diligent efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation or violation thereof by others and, for that purpose, agrees diligently to maintain any action, suit or proceeding against any Person necessary to prevent such infringement, misappropriation or violation.

                  10. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Guarantor and Secured Party and their respective successors and assigns.

                  11. Notices. All notices and other communications hereunder shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement.


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                  12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the federal laws of the United States of America and the laws of the State of California.

                  13. Entire Agreement; Amendment. This Agreement and the other Loan Documents, together with the Schedules hereto and thereto, contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior drafts and communications relating to such subject matter. Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties to this Agreement. Notwithstanding the foregoing, Secured Party may reexecute this Agreement or modify, amend or supplement the Schedules hereto as provided in Section 6 hereof.

                  14. Severability. If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement.

                  15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  16. Loan Agreement. Guarantor acknowledges that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Loan Agreement or the Guarantor Security Agreement, as applicable, and all such rights and remedies are cumulative.

                  17. No Inconsistent Requirements. Guarantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and Guarantor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms. Guarantor agrees that, to the extent of any conflict between the provisions of this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall govern.

                  18. Termination. Upon the payment and performance in full in cash of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, this Agreement shall terminate, and Secured Party shall execute and deliver such documents and instruments and take such further action reasonably requested by Guarantor, at Guarantor's


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expense, as shall be necessary to evidence termination of the security interest granted by Guarantor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO.

                  19. Release of Collateral. Upon any sale, license or other disposition of assets of Guarantor constituting Trademark Collateral permitted under the Loan Documents, the security interest and other rights granted hereunder with respect to such Trademark Collateral shall be automatically terminated and released, and Secured Party, at the request of Guarantor, will execute and deliver to Guarantor the proper instruments (including Code termination statements) acknowledging the release of Secured Party's security interest in such Trademark Collateral and will file such instruments with the PTO as may be necessary to evidence the release of Secured Party's security interest in such Trademark Collateral.





                            [Signature page follows]


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, as of the date first above written.


                                        MAJESTIC INVESTOR HOLDINGS, LLC,
                                        a Delaware limited liability company


                                        By:  /s/ Michael E. Kelly
                                             ----------------------------------
                                        Title:   EVP, COO, CFO


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation

                                        By:  /s/ Kevin M. Coyle
                                             ----------------------------------
                                        Title:   Sr. Vice President

                                   SCHEDULE A

                             Trademarks of Guarantor


                                      A-1